                                                              Exhibit 99.(i)(4)

BALLARD SPAHR ANDREWS & INGERSOLL, LLP


                               December 20, 2005


Morgan Stanley Institutional Fund, Inc.
1221 Avenue of the Americas, 22nd Floor
New York, New York  10020


      Re: Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the "Fund") - Registration of shares of the portfolio, and classes of such portfolio, of stock of the Fund, par value $.001 per share listed, listed on Schedule 1 attached hereto (the "Shares") pursuant to Registration Statement on Form N-1A (Securities Act File
           No. 033-23166 and Investment Company Act File No. 811-05624), as amended and supplemented (the "Registration Statement")

Ladies and Gentlemen:

      We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), by the Fund on Form N-1A, originally filed with the Securities and Exchange Commission (the "Commission") on or about July 25, 1988, as amended by Post-Effective Amendment No. 56 under the Securities Act and Amendment No. 57 under the Investment Company Act to be filed with the Commission on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

      In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

      (i) the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on June 16, 1988, and the articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to June 16, 1988 through the date hereof (collectively, the "Charter");

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley Institutional Fund, Inc.
December 20, 2005
Page 2


      (ii) the Bylaws of the Fund, as amended and restated as of July 31, 2003 (the "Bylaws");

      (iii) Certain resolutions duly adopted by the Board of Directors of the Fund (collectively, the "Directors' Resolutions");

      (iv) a certificate of Stefanie V. Chang Yu, the Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying as to the manner of adoption of the Directors' Resolutions, and as to the authorization for issuance of the Shares;

      (v) the Registration Statement on Form N-1A, filed with the Commission on or about July 25, 1988, as amended by Post-Effective Amendment No. 56 under the Securities Act and Amendment No. 57 under the Investment Company Act, in substantially the form filed with the Commission (the "Registration Statement");

      (vi) a status certificate of the Department, dated December 20, 2005, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

      (vii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

      In reaching the opinion set forth below, we have assumed the following:

      (a) each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

      (b) each natural person executing any of the Documents is legally competent to do so;

      (c) the Officers' Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley Institutional Fund, Inc.
December 20, 2005
Page 3


      (d) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

      (e) prior to issuance of any of the Shares, the Board of Directors of the Fund will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law with respect to the Shares; and

      (f) upon each issuance of Shares of any class of any portfolio, the total number of Shares of such class of such portfolio, issued and outstanding, after giving effect to such issuance of such authorized but unissued Shares of such class of such portfolio, will not exceed the total number of Shares of such class of such portfolio that the Fund is authorized to issue under its Charter.

      Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

      (1) The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

      (2) The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement against payment of the consideration therein described, such Shares will be validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company Act, the Securities Act or any other federal or

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Morgan Stanley Institutional Fund, Inc.
December 20, 2005
Page 4


state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

      This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

      Clifford Chance US, LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinion to the Fund in connection therewith.

      We consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Very truly yours,


                                       /s/Ballard Spahr Andrews & Ingersoll, LLP

                                   SCHEDULE 1

                             PORTFOLIOS AND CLASSES
                           OF SUCH PORTFOLIO STOCK OF
                     MORGAN STANLEY INSTITUTIONAL FUND, INC.


                                                    NUMBER OF SHARES OF
                                                        COMMON STOCK
                                                       CLASSIFIED AND
NAME OF CLASS                                            ALLOCATED
International Growth Equity Portfolio - Class A      500,000,000 shares
International Growth Equity Portfolio - Class B      500,000,000 shares
TOTAL                                              1,000,000,000 SHARES